As filed with the Securities and Exchange Commission on January 27 , 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0843840
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (858) 646-8300	92121
(Address of principal executive offices)	(Zip Code)

Senomyx, Inc. 2004 Equity Incentive Plan

Senomyx, Inc. 2004 Employee Stock Purchase Plan

(Full title of the plans)

Kent Snyder
Chief Executive Officer and Chairman of the Board of Directors

Senomyx, Inc.

4767 Nexus Centre Drive
San Diego, California 92121

 (Name and Address of Agent for Service)

(858) 646-8300

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David B. Berger, Esq. Vice President, General Counsel and Corporate Secretary Senomyx, Inc. 4767 Nexus Centre Drive San Diego, California 92121 (858) 646-8300	Thomas A. Coll, Esq. Charles J. Bair, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Larger accelerated filer ☐	Accelerated filer	☒
Non-accelerated filer ☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock issuable under the 2004 Equity Incentive Plan (par value $0.001), including related rights to purchase Series A Junior Participating Preferred Stock	1,700,000 shares (3)	$3.44	$5,848,000	$671
Common Stock issuable under the 2004 Employee Stock Purchase Plan (par value $0.001), including related rights to purchase Series A Junior Participating Preferred Stock	280,000 shares (4)	$3.44	$963,200	$112
Total:	1,980,000 shares	N/A	$6,811,200	$783

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Act, this Registration Statement also registers any additional shares of the Registrant’s common stock, par value $0.001, or the Common Stock, as may become issuable under any of the plans as a result of any stock split, stock dividend, recapitalization or similar event.

(2) This estimate is made pursuant to Rule 457(e) and Rule 457(h)(1) of the Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on January 26, 2012, as reported on the Nasdaq Stock Market.

(3) Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2004 Equity Incentive Plan, or the 2004 EIP, on January 1, 2012 pursuant to an “evergreen” provision contained in the 2004 EIP.  Pursuant to such provision, on the first day of the Registrant’s fiscal year from 2005 until 2013, the number of shares authorized for issuance under the 2004 EIP is automatically increased by a number equal to the lesser of: five percent of the shares of Common Stock outstanding on December 31 of the preceding fiscal year; 1,700,000 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

(4) Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2004 Employee Stock Purchase Plan, or the 2004 ESPP, on January 1, 2012 pursuant to an “evergreen” provision contained in the 2004 ESPP.  Pursuant to such provision, on the first day of the Registrant’s fiscal year from 2005 until 2013, the number of shares authorized for issuance under the 2004 ESPP is automatically increased by a number equal to the lesser of: one percent of the shares of Common Stock outstanding on December 31 of the preceding fiscal year; 280,000 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENTS ON FORM S-8 NO. 333-116893, NO. 333-127771,

NO. 333-134578, NO. 333-142619, NO. 333-149247, NO. 333-157289, NO. 333-164693 and NO. 333-171943

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans is effective.  The Registrant previously registered shares of its Common Stock for issuance under the 2004 EIP and the 2004 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission, or SEC, on June 25, 2004 (File No. 333-116893), August 23, 2005 (File No. 333-127771), May 31, 2006 (File No. 333-134578), May 4, 2007 (File No. 333-142619), February 14, 2008 (File No. 333-149247), February 2, 2009 (File No. 333-157289), February 4, 2010 (File No. 333-164693) and January 28, 2011 (File No. 333-171943).  Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8.  Exhibits

Exhibit Number

4.1	(1)	Amended and Restated Certificate of Incorporation.

4.2	(2)	Amended and Restated Bylaws.

4.3	(3)	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on February 14, 2005.

4.4	(1)	Form of Common Stock Certificate.

4.5	(3)	Form of Rights Certificate.

4.6	(3)	Rights Agreement, dated February 14, 2005 by and between the Registrant and Mellon Investor Services LLP.

5.1		Opinion of Cooley LLP.

23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1		Power of Attorney is contained on the signature pages.

99.1	(4)	Amended and Restated 2004 Equity Incentive Plan and Form of Stock Option Agreement thereunder.

99.2	(1)	2004 Employee Stock Purchase Plan and Form of Offering Document thereunder.

99.3	(5)	Form of Non-Employee Director Stock Option Agreement under the 2004 Equity Incentive Plan.

(1)  Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Registration Statement on Form S-1 originally filed on March 29, 2004, as amended (File No. 333-113998).

(2)  Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Current Report on Form 8-K filed on December 20, 2007.

(3) Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Form 8-K filed on February 15, 2005.

(4)  Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 filed on May 3, 2007.

(5)  Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Current Report on Form 8-K filed on September 25, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 27, 2012.

SENOMYX, INC.

By:	/S/ KENT SNYDER
Kent Snyder
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kent Snyder and Antony Rogers, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KENT SNYDER	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 27, 2012
Kent Snyder

/S/ ANTONY ROGERS	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 27, 2012
Antony Rogers

/S/ROGER D. BILLINGSLEY	Director	January 27, 2012
Roger D. Billingsley, Ph.D.

/S/ STEPHEN A. BLOCK	Director	January 27, 2012
Stephen A. Block, Esq.

/S/ MARY ANN GRAY	Director	January 27, 2012
Mary Ann Gray, Ph.D.

/S/ MICHAEL E. HERMAN	Director	January 27, 2012
Michael E. Herman

/S/ JAY M. SHORT	Director	January 27, 2012
Jay M. Short, Ph.D.

/S/ CHRISTOPHER J. TWOMEY	Director	January 27, 2012
Christopher J. Twomey

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EXHIBIT INDEX

Exhibit Number

4.1	(1)	Amended and Restated Certificate of Incorporation.

4.2	(2)	Amended and Restated Bylaws.

4.3	(3)	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on February 14, 2005.

4.4	(1)	Form of Common Stock Certificate.

4.5	(3)	Form of Rights Certificate.

4.6	(3)	Rights Agreement, dated February 14, 2005 by and between the Registrant and Mellon Investor Services LLP.

5.1		Opinion of Cooley LLP.

23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1		Power of Attorney is contained on the signature pages.

99.1	(4)	Amended and Restated 2004 Equity Incentive Plan and Form of Stock Option Agreement thereunder.

99.2	(1)	2004 Employee Stock Purchase Plan and Form of Offering Document thereunder.

99.3	(5)	Form of Non-Employee Director Stock Option Agreement under the 2004 Equity Incentive Plan.

(1)  Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Registration Statement on Form S-1 originally filed on March 29, 2004, as amended (File No. 333-113998).

(2)  Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Current Report on Form 8-K filed on December 20, 2007.

(3) Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Form 8-K filed on February 15, 2005.

(4)  Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 filed on May 3, 2007.

(5)  Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Current Report on Form 8-K filed on September 25, 2009.

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